Exhibit 10.4

MANUFACTURING AND SUPPLY AGREEMENT

THIS MANUFACTURING AND SUPPLY AGREEMENT (the “Agreement”) is dated as of March 11, 2011, and is between iSatori Technologies, LLC (“ISATORI”) a Colorado corporation doing business at 15000 West 6th Ave Suite 202, Golden, CO 80401 and Arnet Pharmaceutical Corp. (“ARNET”), a Florida Corporation doing business at 2525 Davie Road, Suite 330, Davie, FL 33317.

Background

The parties wish by this Agreement to set forth the terms and conditions under which ARNET shall manufacture for and supply to ISATORI the dietary supplements outlined in Exhibit A (the “Products”).  The parties have previously signed a Confidential Disclosure Agreement dated the 14th day of September 2010.

Covenants

In consideration of the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.

Supply.

(a)

Generally.  ARNET shall manufacture and supply the Products to ISATORI in such quantities as ISATORI may order pursuant to purchase orders.  The terms of this Agreement shall be deemed incorporated into and made a part of each such purchase order.  All purchase orders shall include a minimum five (5) week lead-time.  Lead time is defined herein as the time that elapses between the date the purchase order is submitted to ARNET and the date the purchase order is ready for shipment to ISATORI.  Reasonable efforts shall be made to produce in shorter lead-times whenever permissible.  No variation shall be permitted in the terms of any purchase order submitted by ISATORI except as ISATORI and ARNET may otherwise agree in writing.  ARNET shall have five (5) business days to accept or reject any purchase order, in writing.  Purchase orders that are not accepted within this time frame may be manufactured elsewhere.  The terms, conditions, obligations, rights and remedies provided in this Agreement and each purchase order are intended to be consistent and cumulative.  In the event, however, of any inconsistency between the terms and conditions of this Agreement and those of any purchase order, the terms and conditions of this Agreement shall govern.

(b)

Pricing.  As of the date of this Agreement, the purchase price for each unit of the Products ordered by ISATORI (the “Purchase Price”) shall be as set forth in Exhibit A.  Unless the parties otherwise agree in writing, all purchases and sales of the Products hereunder shall be FOB Davie, FL.  If so directed by ISATORI, ARNET will ship an order directly to an ISATORI customer instead of to ISATORI.  The Purchase Price shall be subject to mutually agreed adjustment to reflect (i) changes in products specifications or packaging/labeling and (ii) changes greater than 5% in ARNET’s materials costs.  Unless the parties otherwise mutually agree, any such Purchase Price adjustment shall be effective only with respect to purchase orders placed after effective date thereof.  ARNET will honor the price of any previously issued purchase order and no price adjustments shall be made without at least ninety (90) days written notice to ISATORI by ARNET.  In addition ARNET will review all formulas and costing twice per year, and make all reasonable efforts to pass along any price changes which may occur.  (iii) Total annual price increases from ARNET to ISATORI cannot exceed 10% of original purchase price in one calendar year, for any one product, excluding extraordinary changes in raw material prices.

(c)

Payment Terms & Conditions.  Payment terms for all quantities of the Products purchased hereunder shall be Net Sixty (60) days from the date of shipment from manufacturer.  ISATORI must remain current on account for this clause to remain in effect.  ARNET has the right to terminate or modify terms for future Purchase Orders and/or stop shipments to ISATORI should the account become non-current.  Precluding the account being non-current, any changes to payment terms and conditions must be agreed to, in writing, by both ISATORI and ARNET prior to them taking effect.

(d)

Supply Requirements; Monthly Capacity.  ARNET acknowledges that consistent and timely delivery of the Products is essential to ISATORI.  ARNET represents and covenants that as of the date of this Agreement it shall have the capability to supply ISATORI each month with at least the number of units of the Products specified in Exhibit A as the “Monthly Capacity.” The parties may from time to time adjust the Monthly Capacity by written amendment to this Agreement.  If ARNET fails to or is unable to meet its supply requirements hereunder, ISATORI may, in addition to any other available remedies, cancel any affected purchase order upon written notice to ARNET and seek alternative sources for the Products without liability of any kind (in which case ARNET shall cooperate fully with ISATORI in making arrangements with such alternative sources and shall be notified in advance by writing of such sources).  ARNET agrees to maintain a minimum materials inventory on hand necessary to manufacture the minimum order requirements as defined in Exhibit A, except for products defined as “Make to Order”.  If ISATORI has not purchased products for which the materials are designated for within one calendar year, ISATORI agrees that is liable for this minimum materials inventory and agrees to reimburse ARNET for these material costs (documented by vendor invoice to ARNET) within ninety (90) calendar days.  At ISATORI request, it may instruct ARNET in writing to no longer maintain materials inventory for specified products.

(e)

Disclaimer.  ISATORI makes no representations regarding the quantities of the Products, if any, that it will order and purchase from ARNET pursuant to this Agreement.

2.

Labeling and Packaging.

(a)

Labeling.  ISATORI shall be and remain solely responsible for (i) the creation of all labels to be affixed to and otherwise packaged with the Products and the content thereof (collectively, “Products Labeling”), (ii) conformance of all Products Labeling with all applicable legal requirements, (iii) the filing of all notifications required with respect to Products Labeling under federal, state, and local law (including those under 21 CFR 101.93 and 21 CFR 190.6), and (iv) obtaining and maintaining all necessary governmental approvals, permits or licenses required in connection with Products Labeling in the United States and elsewhere.

(b)

Packaging.  Subject to Section 3 hereof, each unit of the Products shall be packaged in such packaging as the parties shall mutually determine and as defined in the products specifications (Exhibit B).  ISATORI may be responsible for supplying labels and display boxes for their products unless the parties otherwise mutually agree to other arrangements.  ARNET will supply ISATORI a list with quantities of all ISATORI owned inventory in the possession of ARNET at the end of each calendar month.  ARNET acknowledges that all other materials including but not limited to: Lids, bottles, shrink sleeves, master cartons, carton labels, pallets, cotton, desiccants, capsules, neck bands, neck tags, shipper dividers, stickers, labels, boxes etc...shall be included in the products prices as defined in Exhibit A.  In the event of termination of this agreement, ARNET will return any ISATORI owned packaging material to ISATORI within ten (10) business days.

(c)

Scrap Rates.  The parties hereby acknowledge that all acceptable scrap rates for customer supplied materials shall be defined as.  (1) 10% for customer supplied labels (2) 10% for customer supplied boxes.  The parties agree to review actual scrap rates at a minimum on an annual basis and make adjustments as necessary.  In the event that ISATORI determines scrap rates to exceed these tolerances on a ongoing basis (as defined as a period of 90 days or longer), ARNET shall have a period of 30 days to cure.  In the event ARNET fails to cure within the 30 day period, ISATORI shall have the right to deduct off invoice the actual costs of the materials used in excess of the tolerable scrap rates.  Any ISATORI owned packaging damaged and deemed unfit for use while in the possession of ARNET shall be replaced at cost by ARNET.

3.

iSatori’s Trademarks.

(a)

Generally.  The parties acknowledge that ISATORI intends to advertise, promote, market, sell and otherwise distribute the Products under or in association with their trademarks (“ISATORI’s Trademarks”).  ARNET acknowledges that, as between ARNET and ISATORI, all right, title and interest in ISATORI’s Trademarks and the goodwill which it symbolizes shall belong exclusively to ISATORI and that all uses of ISATORI’s Trademark shall inure to the benefit of ISATORI for all purposes.  ARNET shall take no actions inconsistent with ISATORI’s interests and rights in ISATORI’s Trademark.  ARNET shall not file any application for registration of ISATORI’s Trademark (or challenge any existing registrations or applications to register

ISATORI’s Trademark).  Rather, ARNET shall, at ISATORI’s expense, fully cooperate with ISATORI in maintaining the validity and ownership of, and prosecuting any applications to register ISATORI’s Trademark.

(b)

License.  ISATORI hereby grants ARNET a nonexclusive license to reproduce and affix ISATORI’s Trademark to the Products, Products packaging and packaging inserts, all as ISATORI may specifically direct from time to time.  ARNET acknowledges the limitations on the scope of the foregoing license and shall make no use of any of ISATORI’s Trademark beyond the scope of such limited license or otherwise not expressly approved by ISATORI pursuant to the provisions of this Agreement.

(c)

Applicable Specifications and Requirements.  ARNET will use ISATORI’s Trademark strictly in accordance with such reasonable specifications and requirements as ISATORI may from time to time prescribe.  Any proposed use of ISATORI’s Trademark by ARNET that is essentially the same as, and does not materially differ from, a prior approved use thereof shall be deemed acceptable to ISATORI; provided, however, that ARNET shall provide ISATORI with samples of such use sufficiently in advance of mass production thereof that ISATORI may effectively object in the event it deems the use not to be essentially the same as one previously approved.

(d)

Quality Control.  In order to ensure the consistent quality of Products and that the use of ISATORI’s Trademark is in compliance with the specifications and requirements prescribed by ISATORI, ARNET shall send ISATORI such samples of ISATORI Products and any packaging, advertising or other promotional materials associated therewith as ISATORI may reasonably request for the purpose of allowing ISATORI to verify that such samples conform to such specifications and requirements.  If any Products or associated materials do not conform to such specifications and requirements, ISATORI shall so notify ARNET in a writing which describes the nonconformance, and ARNET shall promptly take appropriate steps to cause such goods or materials to so conform.  ARNET shall permit duly authorized representatives or agents of ISATORI at reasonable times during normal business hours and on reasonable written notice (defined as ten (10) business days) to visit ARNET’s premises, view ARNET’s manufacturing facilities, review records relevant to the production of ISATORI Products and use of ISATORI’s Trademark and meet with ARNET’s personnel to discuss the nature and quality of Products and use of ISATORI’s Trademark.

4.

Intellectual Property Rights.

(a)

ARNET acknowledges and agrees that certain (see Exhibits A & B) formulas are ISATORI’s Intellectual Property and are the exclusive property of and belong to ISATORI or its Affiliates.

(b)

Ownership of Manufacturing Process for Products.  ARNET and ISATORI acknowledge and agree that any formulas provided to ARNET directly from ISATORI and formulated and manufactured to specifications for ISATORI are ISATORI’S Intellectual Property and are exclusive property of and belong to ISATORI or its Affiliates.  ARNET acknowledges that ISATORI owns and shall own all right, title and interest in and to the Products, including, without limitation, all patents, copyrights, trademarks, trade names, trade secrets, or other intellectual property rights associated therewith, in any media, and including all rights to create derivative works thereof.

(c)

Ownership of Data in Products.  ISATORI shall have exclusive right to all data generated by ARNET relating to the Products, ISATORI Technologies, and all Products Specifications.  All such data shall be considered proprietary and confidential information of ISATORI.

(d)

Ownership of Data in Manufacturer Products.  ARNET shall have exclusive right to all data generated by ARNET relating to any products other than the Products, the ISATORI Technology, and Products Specifications.  All such data shall be considered proprietary and confidential information of ARNET.  ARNET agrees to provide ISATORI with a right of access to such data to the extent such data is reasonably required to meet ISATORI’s regulatory obligations or as may be needed in the formulating and manufacturing of Products.

(e)

Information Disclosure.  Notwithstanding the foregoing, both parties may disclose any information which such party is required to disclose pursuant to a Court order or as required by an agency of the

United States Government under its applicable regulations, provided, however, that in such event the Discloser of Information shall notify the other party in writing not less than twenty one (21) days in advance of any disclosure or planned disclosure.

In the event any disclosure of information is necessary, Discloser agrees that the INFORMATION disclosed pursuant to this Agreement shall not include any third party proprietary or confidential information.

5.

Product Warranties.

(a)

Generally.  ARNET warrants and covenants that all units of the Products will (i) conform to ARNET’s published product specifications (as mutually agreed upon and documented in Exhibit B) and quality control standards and that the Products supplied to ISATORI will be of satisfactory quality, free of any defects and will be manufactured in strict compliance with the specifications, current Good Manufacturing Practices (cGMP) and all other provisions of this Agreement, and all applicable federal, state and local laws, rules and regulations, including, without limitation, FDA regulations and environmental laws (“Applicable Laws”), in force at the time of Manufacture., (ii) include such Products Labeling as ISATORI may specify, (iii) be neither adulterated or misbranded by ARNET within the meaning of the federal Food Drug and Cosmetic Act, (iv) be merchantable at the time of ISATORI’s receipt of the Products, (v) be in compliance and conformance (and will have been issued and/or registered) with all applicable U.S.  product compliance standards, certifications, authorizations, registrations and certification approvals, and (vi) be unencumbered by any lien, security interest or other encumbrance.  (vii) Each lot of product will be tested either internally or by a third party and a certificate of analysis including potency and microbial analysis will be provided documenting that the Products meets the specifications in Exhibit B.  (viii) Certificates of analysis for any ingredient used in production of the Products will be made available by ARNET to ISATORI within five (5) business days of the request from ISATORI.  (ix) ISATORI may have customers that require special documentation for the import of products into a specific country and ARNET will make every effort to complete or assist ISATORI in completing requested documentation for ISATORI at ISATORI’S request.

(b)

ARNET represents and warrants to ISATORI that ARNET is in material compliance with all Applicable Laws with respect to each facility and site to be used in manufacture of Products and, to ARNET’s knowledge, there are no circumstances or conditions which would reasonably be expected to prevent compliance from continuing during the duration of this Agreement or interfere with ARNET’s ability to manufacture Products, in each case, or create any financial liability on ISATORI or its Affiliates.

(c)

ARNET represents and warrants to ISATORI that all corporate action on the part of ARNET and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Manufacturer hereunder has been taken.

(d)

ARNET and ISATORI each represent and warrant that neither ARNET’s Intellectual Property nor the ISATORI Intellectual Property, respectively, currently or at any time during the term of this Agreement (including any extensions thereof), infringe or violate any patent, trademark, trade name, copyright, trade secret or other proprietary right of any Third Party.

(e)

Remedies.  ISATORI shall communicate all Products complaints in writing to ARNET.  ARNET will respond to any products complaint in writing to ISATORI within five (5) business days.  If ISATORI determines (either in consultation with ARNET or by means of independent analysis) that any shipment of the Products does not conform with any of the warranties set forth in Section 5 a-d) or the products specifications as outlined in Exhibit B, then ARNET shall, at ISATORI’s election, either (i) replace, at no cost to ISATORI, all quantities of the Products that fail to so conform or (ii) refund the Purchase Price of such quantities and (iii) if product replacement or product recall is mandated, ARNET is responsible for all indirect, special, incidental and consequential costs.  Such remedies shall be in addition to such other rights and remedies as ISATORI may have under applicable law.

6.

Term and Termination.

(a)

Term.  The term of this Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of Section G(b) hereof, shall run for a period of twelve (12) months.  Upon the expiration of such initial period, this Agreement shall automatically renew for additional and successive 12-month periods (such initial period and each subsequent 12-month period, a “Term”), unless and until either party notifies the other, at least 90 days before the end of the then current Term, of its intent to terminate this Agreement at the end of such Term.

(b)

Termination.

(i)

For Convenience.  ISATORI may terminate this Agreement without cause at any time upon not less than ninety (90) days prior notice to ARNET.  In such case, neither party shall have any claim as against the other arising from such termination (including, without limitation, any claim based on delay, lost profits, or loss of opportunity), all such claims having been deemed waived.  All purchase orders which are open as of the date of termination shall remain in full force and effect.

(ii)

Termination for Failure to Agree on Price Adjustment.  If, despite good faith negotiations, the parties are unable to agree on an adjustment to the Purchase Price sought pursuant to Section l(b) hereof, then either party may terminate this Agreement upon sixty (60) days written notice.  Upon the expiration of such notice period (and any extension thereof to which the parties may mutually agree), this Agreement shall terminate without the need for further action by either party; provided.  however, that if the parties reach Agreement on an adjustment to the Purchase Price within such 60-day period, then such notice of termination shall be deemed rescinded, and this Agreement shall be deemed reinstated and in full force and effect.  In such case, neither party shall have any claim as against the other arising from such termination (including, without limitation, any claim based on delay, lost profits, or loss of opportunity), all such claims having been deemed waived.

(iii)

Termination for Material Breach.  Upon the material breach by either party of any of its representations, warranties, covenants or Agreements contained in this Agreement, the other party may terminate this Agreement upon thirty (30) days written notice setting forth the particulars of such breach.  Upon the expiration of such notice period (and any extension thereof to which the parties may mutually agree), this Agreement shall terminate without the need for further action by either party; provided.  however, that if the breach upon which such notice of termination is based shall have been fully cured to the reasonable satisfaction of the nonbreaching party within such 30-day period, then such notice of termination shall be deemed rescinded, and this Agreement shall remain in full force and effect.  Such right of termination shall be in addition to such other rights and remedies as the terminating party may have under applicable law.

(iv)

Rights and Duties Upon Termination.  Upon the expiration or termination of this Agreement, the parties shall have no further rights or obligations hereunder except pursuant to those provisions hereof which expressly or implicitly are intended to survive the termination of this Agreement.

7.

Representations and Warranties.  Each party represents and warrants to the other that as of the date hereof:

(a)

Power and Authorization.  It has all requisite power and authority (corporate and otherwise) to enter into and perform its obligations under this Agreement, and has duly authorized by all necessary action the execution and delivery hereof by the officer or individual whose name is signed on its behalf below;

(b)

No Conflict.  Its execution and delivery of this Agreement and the performance of its obligations hereunder, do not and will not conflict with or result in a breach of or a default under its organizational instruments or any other Agreement, instrument, order, law or regulation applicable to it or by which it may be bound; and

(c)

Enforceability.  This Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights and except as enforcement is subject to general equitable principles.

8.

Indemnification and Insurance.

(a)

By ISATORI.  ISATORI shall defend, indemnify and hold harmless ARNET, its affiliates and their respective officers, directors, shareholders, employees, licensees, agents, successors and assigns from and against any and all Liabilities (as defined in Section 8(c) hereof) which any of them may incur or become obligated to pay arising in connection with or resulting from (i) Product Labeling, (ii) any statements regarding the Products made in ISATORI’s advertising or promotional materials (including, without limitation, Liabilities involving authenticity, accuracy, verification, attributes or claims and the legality and accuracy of Products Labeling or any advertising associated with the Products), (iii) any action or inaction constituting negligence, reckless or intentional misconduct of ISATORI, its officers, directors, employees, agents, contractors or affiliates, in connection with the public sale of the Products, or (iv) breach of any of ISATORI’s representations, warranties, covenants, obligations, Agreements or duties under this Agreement.

(b)

By ARNET.  ARNET shall defend, indemnify and hold harmless ISATORI, its affiliates and their respective officers, directors, shareholders, employees, licensees, agents, successors and assigns from and against any and all Liabilities (as defined in Section 8(c) hereof) which any of them may incur or become obligated to pay arising in connection with or resulting from (i) violation by ARNET of any law applicable to its manufacture and sale of the Products hereunder, (ii) any action or inaction constituting negligence, reckless or intentional misconduct of ARNET, its officers, directors, employees, agents, contractors or affiliates, in connection with the manufacture and/or supply of the Products, (iii) Products recall or withdrawal attributable in whole or in part to ARNET’s negligence or breach of any of its warranties hereunder, or (iv) breach of any of ARNET’s representations, warranties, product warranties, covenants, obligations, Agreements or duties under this Agreement.

(c)

“Liabilities” Defined.  For purposes of this Agreement, “Liabilities” shall mean any and all claims of and liabilities, actual or threatened, to third parties and expenses incurred in connection therewith (whether or not in connection with proceedings before a court, arbitration panel, administrative agency, hearing examiner or other tribunal), including, without limitation, damages (whether direct, consequential, incidental, punitive, or special), judgments, awards, fines, penalties, settlements, investigations, costs, and attorneys fees and disbursements.

(d)

Procedure.  Promptly after learning of the occurrence of any event which may give rise to its rights under the provisions of this section, each indemnitee hereunder shall give written notice of such matter to the indemnitor.  The indemnitee shall be entitled to assume the defense of such matter, and after notice from the indemnitee of its election, to assume the defense thereof, the indemnitee will not be liable for legal expenses subsequently incurred by the indemnitee.  The indemnitee shall cooperate with the indemnitor in the negotiation, compromise and defense of any such matter.  Except as otherwise expressly provided below, the indemnitor shall be in charge of and control such negotiations, compromise and defense and shall have the right to select counsel with respect thereto, provided that the indemnitor shall promptly notify the indemnitee of all developments in the matter.  Without releasing any liability, obligation or undertaking of the indemnitor, the indemnitee may, at its sole discretion and expense, participate in any such proceedings through counsel of its own choosing.  The indemnitor may not, without the prior written consent of the indemnitee, enter into any compromise or settlement of any such matter the terms of which (i) are not confidential, (ii) in any way admit the indemnitee’s liability, or (iii) require the indemnitee to take or refrain from taking any action or make any payment; and the indemnitee shall not be bound by any such compromise or settlement absent its prior consent.  In any case in which the indemnitor fails or refuses to assume the defense of any matter as to which its indemnity obligations apply (whether or not litigation has formally been instituted), the indemnitee may assume such defense, and the indemnitor shall be responsible for any compromise or settlement thereof reached by the indemnitee and all Liabilities attendant thereto.

(e)

Insurance.  Both ISATORI and ARNET shall maintain in full force and effect throughout the Term product liability insurance with limits of not less than two million dollars ($2,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate.  Such insurance shall name ARNET and ISATORI and their affiliates as an additional insured, shall have broad form vendor’s coverage, and shall be placed with an insurance company which has a most recent rating given by Best’s Key Rating Guide of at least a “B” or above, or in such other company as ARNET and ISATORI may approve.  ARNET and ISATORI agree to promptly deliver certificates of said insurance to the other party.  The insurance required by this Agreement shall be primary with respect to any other insurance available to each party and shall contain a waiver of subrogation by such party’s insurance carrier against the other party and its insurance carrier with respect to all obligations assumed by each party pursuant to this Agreement.

9.

Rebate Program.  ARNET agrees to annually rebate ISATORI for its annual purchases as it incrementally increases the amount of business granted to ARNET.  The rebate will be based on the table below for paid invoices within terms (see Section 1.  Supply (c.) Payment Terms).

Annual Total Purchases:

From $501,000 to $1,000,000

1.0%

From $1,001,000 to $1,500,000:

1.5%

Greater than $1,501,000:

2.0%

Paid invoices represents all invoices payments received by ARNET for the applicable calendar year, all rebates will be in the form of product which will be decided by ISATORI and ARNET at time of rebate.  The rebate will be paid by February 28, for the previous year’s total purchases.

10.

Excluded Damages.

(a)

Generally.  SUBJECT ONLY TO SECTIONS 5(e)(iii) AND 8(b) HEREOF, UNDER NO CIRCUMSTANCES AND UNDER NO THEORY OF LIABILITY SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND ARISING UNDER OR RELATING TO THIS AGREEMENT.  THE DAMAGE FOREGOING EXCLUSIONS SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES SO EXCLUDED OR EXCEEDING SUCH LIMITATION, AND NOTWITHSTANDING FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

(b)

Exception.  THE PROVISIONS OF SECTION 10(a) HEREOF SHALL NOT APPLY WITH RESPECT TO ANY LIABILITIES FOR WHICH EITHER PARTY IS REQUIRED TO INDEMNIFY THE OTHER PURSUANT TO SECTION 8 OF THIS AGREEMENT OR WHICH RESULT FROM THE INTENTIONAL MISCONDUCT OF THE PARTY AT FAULT.

11.

Confidentiality.  In connection with each party’s responsibilities hereunder, each party may disclose or make known to the other, and each party may be given access to or become acquainted with, certain confidential information not disclosed to the general public, which is proprietary and the disclosing party desires to maintain as confidential (collectively, “Confidential Information”) within the industry.  The parties hereby agree that during the Term and at all times (five years) thereafter, neither party shall in any manner, either directly or indirectly, divulge, disclose or communicate to any person or firm, any of the Confidential Information which either party may have acquired as an incident to it fulfilling its obligations under this Agreement, the parties agreeing that such information affects the successful and effective conduct of their respective business and goodwill, and that any breach of the terms of this Section is a material breach of this Agreement.  The parties shall take all reasonable measures to prevent their respective employees, agents and representatives from disclosing the Confidential Information.  Confidential Information shall not include any documentation, data or information that is (a) already in the possession of the receiving party at the Effective Date of this Agreement, (b) independently learned by the receiving party, (c) rightfully received by the receiving party from a third party having the right to make such disclosure, or (d) publicly known or that becomes publicly known through no wrongful act of the receiving party.

12.

Independent Contractor.  Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and none of the parties hereto shall have the power to obligate or bind the others in any manner whatsoever.  Rather, the relationship created by this Agreement shall be that of independent contractors, and no party or any of its officers, employees, agents or representatives shall be considered an employee or agent of any other party for any purpose whatsoever.

13.

Force Majeure.  Neither party shall be responsible for any delay or failure to perform any part of this Agreement (other than the payment of money) to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, labor unrest, riot, embargo, act of terrorism, act of governmental, civil or military authority, accident, inability to obtain raw materials or supplies of the Products, acts or omissions of carriers, act of God, or other such contingencies beyond its control.  Notice with full details of any such event shall be given to the other party as promptly as practicable after its occurrence.  The affected party shall use due diligence, where practicable, to minimize the effects of or end any such event so as to facilitate the resumption of full performance hereunder.

14.

Miscellaneous.

(a)

Notices.  All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and in the English language and shall be delivered either in person or by U.S. Postal Service or reliable overnight courier service.  Notices may also be transmitted by facsimile or electronic mail (Email), provided that proper arrangements are made in advance to facilitate such communications and provide for their security and verification.  Notices shall be sent to the following addresses:

If to ARNET: Mark Tabacinic Vice President 2525 Davie Rd, Suite 330 Davie, FL 33317 Fax: 954.370.2508 Email: mark@arnetusa.com	If to ISATORI: Michael Wilemon CFO 15000 W 6th Ave Suite 202 Golden, CO 80401 Fax: 303.215.1386 Email: Michael@isatoritech.com

Each party may by written notice given to the other(s) in accordance with this Agreement change the address to which notices to such party are to be delivered.  Notices shall be deemed received (i) on the same day if delivered in person or by same-day courier, facsimile or electronic mail, (ii) on the next business day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third business day if delivered by postal service, postage prepaid.

(b)

Entire Agreement.  This Agreement and the licensing Agreement contain the complete, entire and exclusive statement of the parties’ understanding with respect to the subject matter thereof and supersede all prior and contemporaneous Agreements and understandings, whether written or oral, between them with respect to such subject matter.  Each party has executed this Agreement without reliance upon any promise, representation or warranty other than those expressly set forth herein.

(c)

Amendment.  No amendment of this Agreement shall be effective unless embodied in a written instrument executed by all of the parties.

(d)

Waiver of Breach.  The failure of any party at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provisions hereof or the right of any party hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

(e)

Assignment.  Any party may assign this Agreement (i) to any of its affiliates or (ii) in connection with any sale, merger or other business combination involving all or substantially all of its stock, other ownership interests or assets.  Except as set forth in the preceding sentence, no party may assign or subcontract this Agreement or any of its rights or obligations hereunder whether by operation of law or otherwise, without the prior written consent of the other party or parties, and any such attempted assignment without prior written consent shall be void and ineffective.  This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

(f)

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal substantive and procedural laws of the State of Colorado without regard to the conflict of laws rules of that or any other jurisdiction.

(g)

Dispute Resolution.  Any disputes relating to this Agreement of whatever nature that cannot be resolved by negotiation between the Parties will be referred for final resolution to arbitration in Jefferson County, Colorado by a single arbitrator under the Commercial Arbitration Rules of the American Arbitration Association.  The decision of the arbitrator may at his discretion, provide for discovery by the Parties not to exceed 4 months from the date of notice of arbitration and the arbitrator will notify the Parties of his decision in writing within 30 days of the completion of the final hearing and may at his discretion award costs and expenses in respect of the arbitration but will not award punitive damages.

(h)

Severability.  All of the provisions of this Agreement are intended to be distinct and severable.  If any provision of this Agreement is or is declared to be invalid or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability.  Such invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction.

(i)

Survival.  The following provisions shall survive the expiration or termination of this Agreement: Sections 3, 4, S, 6, 7, 8, 9, 10, 11, and 13.

(j)

Interpretation and Construction.  This Agreement has been fully and freely negotiated by the parties hereto, shall be considered as having been drafted jointly by the parties hereto, and shall be interpreted and construed as if so drafted, without construction in favor of or against any party on account of its participation in the drafting hereof.

(k)

Headings.  The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Agreement.

(l)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.  This Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

(m)

Further Actions.  Each party shall, without further consideration, execute and deliver such additional documents and instruments and perform all such other and further actions as may be necessary or reasonably requested in order to carry out the purposes and intents of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first written above.

Arnet Pharmaceuticals	iSatori Technologies, LLC

By:	By:
Name Title	Michael Wilemon / CFO
Authorized Representative	Authorized Representative

Witness:	Witness:
Name:	Name:
Title:	Title: